Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Fund Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Miscellaneous Information - Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report dated July 27, 2011 on the May 31, 2011 financial statements of the Guggenheim BulletShares 2011 Corporate Bond ETF, Guggenheim BulletShares 2012 Corporate Bond ETF, Guggenheim BulletShares 2013 Corporate Bond ETF, Guggenheim BulletShares 2014 Corporate Bond ETF, Guggenheim BulletShares 2015 Corporate Bond ETF, Guggenheim BulletShares 2016 Corporate Bond ETF, Guggenheim BulletShares 2017 Corporate Bond ETF, Guggenheim BulletShares 2012 High Yield Corporate Bond ETF, Guggenheim BulletShares 2013 High Yield Corporate Bond ETF, Guggenheim BulletShares 2014 High Yield Corporate Bond ETF, Guggenheim BulletShares 2015 High Yield Corporate Bond ETF, Guggenheim Enhanced Core Bond ETF (formerly Claymore U.S. Capital Markets Bond ETF), Guggenheim Enhanced Ultra-Short Bond ETF (formerly Claymore U.S. Capital Markets Micro-Term Fixed Income ETF), Guggenheim S&P Global Dividend Opportunities Index ETF (formerly Claymore/S&P Global Dividend Opportunities Index ETF) in the Registration Statement (Form N-1A) and related Prospectuses and Statements of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 146 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551) and Amendment No. 149 under the Investment Company Act of 1940 (Registration No. 811-21906).

/s/ Ernst & Young LLP

Chicago, Illinois
September 28, 2011